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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 2, 2004

                         Commission File Number 1-14959

                                BRADY CORPORATION
             (Exact name of registrant as specified in its charter)


       Wisconsin                                           39-0971239
(State of Incorporation)                       (IRS Employer Identification No.)


                            6555 West Good Hope Road
                           Milwaukee, Wisconsin 53223
              (Address of Principal Executive Offices and Zip Code)


                                 (414) 358-6600
                         (Registrant's Telephone Number)



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Item 5.  OTHER EVENTS.

On April 2, 2004, Brady Corporation ("Brady") entered into a definitive agreement to acquire EMED Co., Inc. in a cash transaction for $190 million. EMED, headquartered in Buffalo, New York, is a direct marketer and manufacturer of identification products, including traffic and parking signs, warehouse and shipping signage, first aid and protective wear, security and emergency preparedness products, and other custom signage and safety solutions. EMED employs about 200 people.

(Unaudited) In fiscal 2003, ended December 31, 2003, EMED had sales of $55 million and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $24 million. Depreciation and amortization was approximately $1 million for fiscal 2003. As of December 31, 2003, EMED had total assets of approximately $58 million and net working capital, excluding current portion of long-term debt of $7 million.

Brady expects to fund part of the purchase price with proceeds from new credit facilities organized by Bank of America. The transaction is expected to close in May 2004, subject to customary closing conditions including antitrust review.

Item 9. Regulation FD Disclosure

Brady expects this acquisition to be slightly accretive to net income in fiscal 2004. For fiscal 2005, Brady expects the acquisition to be accretive to net income by $0.15 to $0.20 per diluted class A common share. These estimates consider the following items: interest expense, purchase accounting allocation and amortization of intangible assets, net effects of integration costs and synergy benefits and a higher effective income tax rate as this is a purely domestic business. Examples of synergies include cost savings from combining catalog printing costs, product procurement and shipping costs, among others.

This Form 8-K contains forward-looking information, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking information in this Form 8-K involves risks and uncertainties, including, but not limited to, domestic and international economic conditions and growth rates; fluctuations in currency exchange rates for international currencies versus the U.S. dollar; the successful implementation of a new enterprise-resource-planning system; the ability of the Company to acquire, integrate and achieve anticipated synergies from new businesses; the ability of the Company to adjust its cost structure to changes in levels of sales and product mix in a timely manner; variations in the economic or political conditions in the countries in which the company does business; technology changes; and the continued availability of sources of supply. The Company cautions that forward-looking statements are not guarantees, since there are inherent difficulties in predicting future results, and that actual results could differ materially from those expressed or implied in forward-looking statements.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BRADY CORPORATION
Date: April 5, 2004            /s/ Frank M. Jaehnert
                               -----------------------------------
                               Frank M. Jaehnert
                               President &
                               Chief Executive Officer